  Registration No. 333-8362

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________

COLT TELECOM GROUP PLC

(Exact name of issuer as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Beaufort House

15 St. Botolph Street

London EC3A 7QN, England

+44 (0)20 7390 3900

(Address of Principal Executive Offices including zip code)

_____________

COLT Telecom Group Share Plan

(Full title of the plan)

____________

The Prentice-Hall Corporation System, Inc.

80 State Street

Albany, New York 12207

(518) 433-4740

(Name, address and telephone number of agent for service)

_____________

Copy to:

Karen L. Linsley, Esq.

Sullivan & Worcester LLP

One Post Office Square

Boston, MA 02109

(617) 338-2800

DEREGISTRATION OF ORDINARY SHARES

This Registration Statement relates to the ordinary shares of COLT Telecom Group plc (“COLT”) issuable upon the exercise of options to purchase ordinary shares granted under the COLT Telecom Group Share Plan. This Post-Effective Amendment is being filed by COLT to deregister all ordinary shares registered pursuant to the Registration Statement but remaining unissued as of the date this Post-Effective Amendment No. 1 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, COLT has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 13, 2006.

COLT TELECOM GROUP PLC

By: /s/ Antony Bates

Antony Bates

Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of June 13, 2006.

/s/ Barry Bateman	/s/ Timothy T. Hilton
Barry Bateman	Timothy T. Hilton
Chairman of Board of Directors	Non-Executive Director and
Non-Executive Director	Authorized U.S. Representative

/s/ Antony Bates
Andreas Barth	Antony Bates
Non-Executive Director	Chief Financial Officer and Executive Director
(Principal Accounting and Financial Officer)

/s/ Vincenzo Damiani	/s/ Jean –Yves Charlier
Vincenzo Damiani	Jean –Yves Charlier
Non-Executive Director	Chief Executive Officer
President and Executive Director
(Principal Executive Officer)

/s/ Hans Eggerstedt	/s/ Richard Walsh
Hans Eggerstedt	Richard Walsh
Non-Executive Director	Non-Executive Director

/s/ H. Frans van den Hoven	/s/ John J. Remondi
H. Frans van den Hoven	John J. Remondi
Non-Executive Director	Non-Executive Director

/s/ Robert Hawley
Robert Hawley
Non-Executive Director

Gene Gabbard
Non-Executive Director